EXHIBIT 3.3

                              DORSEY & WHITNEY LLP
                               COUNSELORS AT LAW
                                250 Park Avenue
                               New York, NY 10177
                              Writer's Direct Dial
                                 (212) 415-9286
                              Fax: (212) 953-7201


                                  June 3, 2010


The Bank of New York Mellon, as Trustee
Van Kampen Unit Trusts, Taxable Income Series 257
2 Hanson Place
12th Floor
Brooklyn, NY 11217


Ladies and Gentlemen:

   We are acting as your counsel in connection with the execution and delivery by you of a certain trust agreement, dated as of today (the "Indenture"), among Van Kampen Funds Inc. (the "Depositor"), Van Kampen Asset Management, an affiliate of the Depositor, as supervisor for the Trusts (the "Supervisor"), Standard & Poor's Securities Evaluations, Inc. (the "Evaluator"), and you, as Trustee, establishing Van Kampen Unit Trusts, Taxable Income Series 257 (the "Fund"), consisting of Build America Bonds Income Trust, 10-20 Year Series 10 (the "Trust"), and the execution by you, as Trustee under the Indenture, of a certificate or certificates evidencing ownership of all of the units of fractional undivided interests (such certificate or certificates and such units being herein respectively called "Certificates" and "Units") in the Trust, as set forth in the prospectus, dated today, for filing as an amendment to the registration statement heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (respectively the "Prospectus" and the "Registration Statement"), relating to the Fund (File Number 333-165198). The Trust consists of the securities set forth in the Prospectus (including delivery statements relating to contracts for the purchase of certain securities not yet delivered and cash, cash equivalents, an irrevocable letter of credit, or a combination thereof, in the amount required to pay for such purchase upon the receipt of such securities) defined in the Indenture as "Securities" and listed in Schedule A to the Indenture (such securities, delivery statements and cash, cash equivalents or letter of credit being herein called the "Underlying Securities").

   We have examined the Indenture, specimen Certificates and originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents, as we have deemed necessary or appropriate for the purpose of rendering this opinion letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to this opinion letter, we have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents.

   Based on the foregoing, we are of the opinion that:

     1. The Bank of New York Mellon is a corporation organized under the laws of the State of New York with the powers of a trust company under the Banking Law of the State of New York.

     2. The execution of the Indenture is within the authorization of the executing officers of The Bank of New York Mellon.

     3. The Indenture is in proper form for execution and delivery by you as Trustee.

     4. The Certificates are in proper form for execution and delivery by you as Trustee.

     5. Upon receipt by you of the Underlying Securities you may properly execute Certificates or statements evidencing ownership of the Units, registered in the name of the Depositor, and upon receipt of advice of the effectiveness of the Registration Statement, you may deliver such Certificates or issue statements to or upon the order of the Depositor as provided in the Closing Memorandum being executed and delivered today by the parties to the Indenture.

     6. You as Trustee may lawfully, under the Banking Law of the State of New York, advance to the Trust such amounts as may be necessary to provide periodic distributions or payment of expenses for the Trust, and be reimbursed without interest for any such advances from funds in the income or capital account for the Trust on the ensuing record date or as otherwise provided in the Indenture.

   In rendering the foregoing opinions we have not considered, among other things, the merchantability of the Underlying Securities, whether the Underlying Securities have been duly authorized and delivered and are fully paid for and non-assessable or the tax status of the Underlying Securities under any federal, state or local laws.

   The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America.

   We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.


                                                               Very truly yours,


                                                       /s/ Dorsey & Whitney, LLP